Exhibit 99.1

FOR IMMEDIATE RELEASE

TRIO MERGER CORP. COMPLETES MERGER WITH SAEXPLORATION HOLDINGS INC.

New York, NY and Calgary, AB – June 24, 2013 - Trio Merger Corp. (NASDAQ: TRIO; OTCBB: TMRGW)(“Trio”) today announced the completion of its merger with SAExploration Holdings, Inc. (“SAE” or the “Company”), following the receipt of stockholder approval on June 21, 2013.

In connection with the consummation of the merger, Trio changed its name to SAExploration Holdings, Inc. As previously disclosed in the Company’s filings with the Securities and Exchange Commission, the Company intends to commence an exchange offer for its outstanding warrants as soon as practicable.

Brian Beatty, President and CEO of SAE, commented, “We appreciate the support of Trio’s stockholders and look forward to SAE’s future as a public company. Since our founding in 2006, we have grown to become one of the largest international seismic data acquisition companies in the world. We are excited about our growth opportunities, and will use the elevated profile we expect from our NASDAQ listing and public currency to further expand our industry presence and enhance long-term value for our stockholders.”

Eric Rosenfeld, Chairman and CEO of Trio and a board member of SAE following the consummation of the merger, said, “We are pleased and excited to have completed a merger with such a high-quality company. I believe that SAE is uniquely-positioned in the seismic data industry, given its expertise in and reputation for operating in logistically complex and challenging environments, its strong quality, health, safety and environmental record and its competencies in transportation, lodging and community relations. I look forward to serving as a Director of the Company to support its growth objectives.”

About SAExploration Holdings, Inc.

SAE is a holding company of various subsidiaries which cumulatively form a geographically diversified seismic data acquisition company. SAE provides a full range of 2D, 3D and 4D seismic data services to its clients, including surveying, program design, logistical support, data acquisition, processing, camp services, catering, environmental assessment and community relations. The Company services its multinational client base from offices in Canada, Alaska, Peru, Colombia, Bolivia, Papua New Guinea, New Zealand and Brazil. SAE’s website is www.saexploration.com.

Forward Looking Statements

This press release includes certain forward-looking statements, including statements regarding future financial performance, future growth and future acquisitions. These statements are based on management’s current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of SAE’s business. These risks, uncertainties and contingencies include: fluctuations in the levels of exploration and development activity in the oil and gas industry; business conditions; weather and natural disasters; changing interpretations of GAAP; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments; requirements or changes adversely affecting the business in which SAE is engaged; fluctuations in customer demand; changes in scope or schedule of customer projects; termination of contracts at the convenience of clients; management of rapid growth; intensity of competition from other providers of seismic acquisition services; general economic conditions; geopolitical events and regulatory changes; and other factors set forth in the Company’s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

CONTACT:	-OR-	INVESTOR RELATIONS:
SAExploration Holdings, Inc.		The Equity Group Inc.
Jeff Hastings		Devin Sullivan
Chairman		Senior Vice President
(403) 776-1950		(212) 836-9608 / dsullivan@equityny.com

Brian Beatty		Thomas Mei
Chief Executive Officer and President		Associate
(403) 776-1950		(212) 836-9614 / tmei@equityny.com